Exhibit 99

Certification Pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the Royal & SunAlliance 401(k) Account (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Laura S. Lawrence, a member of the Royal Indemnity Company Pension and Benefits Committee which administers the Plan on behalf of Royal Indemnity Company, the Plan Administrator, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets for benefits of the Plan.

Date: June 30, 2003	/s/ Laura S. Lawrence

A member of the Royal Indemnity Company Pension and Benefits Committee